August 14, 1998


Board of Directors
SGI International
1200 Prospect Street, Suite 325
La Jolla, CA 92037

     Re: Form S-2 Registration Statement

Ladies and Gentlemen:

     We have acted as special counsel for SGI International (the "Company") in connection with the preparation and filing pursuant to Rule 462(b) of the Securities Act of 1933, a Registration Statement on Form S-2, (the "New Registration Statement"). The New Registration Statement is to register additional securities of the same class as were included in an earlier registration statement for the same offering on Form S-2, Registration
No. 333-44789 (the "Earlier Registration Statement") declared effective by the Securities and Exchange Commission on July 22, 1998. Pursuant to the New Registration Statement, the Company proposes to offer 1,554,648 shares of Common Stock, no par value, as stated on the facing page of the New Registration Statement. Capitalized terms used herein have the meanings ascribed to them in the New Registration Statement unless otherwise noted.

     We are familiar with the proceedings by which the Common Stock has been authorized, and we have reviewed and are familiar with the Articles of Incorporation, as amended, and the By-Laws of the Company and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents and all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the Common Stock to be sold and delivered as contemplated by the New Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the New Registration Statement.


                                             Sincerely,

                                             Fisher Thurber LLP


                                             By: /s/ David A. Fisher
                                             David A. Fisher